UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): November 22, 2021

STEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39455	85-1972187
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 California St., 14th Fl, San Francisco, California 94111

(Address of principal executive offices including zip code)

1-877-374-7836

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	STEM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture and Notes

On November 22, 2021, Stem, Inc. (the “Company”) sold to Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC and Barclays Capital Inc, as initial purchasers (the “Initial Purchasers”), and the Initial Purchasers purchased from the Company, $460 million aggregate principal amount of the Company’s 0.50% Green Convertible Senior Notes due 2028 (the “Notes”), pursuant to a purchase agreement dated as of November 17, 2021, by and between the Company and the Initial Purchasers (the “Purchase Agreement”).

The Notes were offered in a private placement in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), to the Initial Purchasers for initial resale to qualified institutional buyers pursuant to an exemption from registration provided by Rule 144A promulgated under the Securities Act. The offer and sale of the Notes and the common stock of the Company, $0.0001 par value per share (the “common stock”) issuable upon conversion, if any, have not been registered under the Securities Act or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. The issuance of common stock upon conversion is expected to be exempt from registration pursuant to Section 3(a)(9) of the Securities Act. This Current Report on Form 8-K does not constitute an offer to sell nor the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

In connection with the issuance of the Notes, the Company entered into an Indenture, dated November 22, 2021 (the “Indenture”), with U.S. Bank National Association, as trustee (the “Trustee”). The terms of the Notes are governed by the Indenture. The Notes will accrue interest payable semi-annually in arrears and will mature on December 1, 2028, unless earlier repurchased, redeemed or converted in accordance with their terms prior to such date.

In addition, holders may convert their Notes, in multiples of $1,000 principal amount, in certain circumstances at their option during any calendar quarter commencing after the calendar quarter ending on March 31, 2022, and prior to the close of business on the second scheduled trading day immediately preceding the stated maturity date of the Notes, and from and including June 1, 2028, and prior to the close of business on the second scheduled trading day immediately preceding the stated maturity date of the Notes without regard to such circumstances. The initial conversion rate for the Notes is 34.1965 shares of common stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $29.24 per share of common stock, subject to adjustment upon the occurrence of certain specified events as set forth in the Indenture. Upon conversion, the Company may choose to pay or deliver, as the case may be, cash, shares of common stock or a combination of cash and shares of common stock.

In addition, the Notes will be redeemable, in whole or in part, for cash at the Company’s option at any time, and from time to time, on or after December 5, 2025 and before the 45th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of the Company’s common stock exceeds 130% of the conversion price for a specified period of time.

The Indenture provides for certain events upon which the conversion rate will be increased, but in no event will the conversion rate per $1,000 principal amount of notes exceed 45.3103 shares of common stock, subject to adjustments as provided in the Indenture.

The Indenture also contains customary events of default.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the form of Notes, which are attached as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Capped Call Transactions

On November 17, 2021, in connection with the pricing of the Notes, and on November 19, 2021, in connection with the exercise in full by the Initial Purchasers of their option to purchase additional Notes, the Company entered into capped call transactions with certain of the Initial Purchasers of the Notes or their respective affiliates and other financial institutions, pursuant to capped call confirmations in substantially the form filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference (and this description is qualified in its entirety by reference to such document). The capped call transactions are expected generally to reduce the potential dilution to the common stock of the Company upon any conversion of the Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap based on a cap price initially equal to approximately $49.66 per share (which represents a premium of approximately 125.0% over the last reported sale price of the common stock of the Company on the New York Stock Exchange on November 17, 2021), and is subject to certain adjustments under the terms of the capped call transactions.

The Company’s net proceeds from this offering were approximately $445.7 million, after deducting the Initial Purchasers’ discounts and commissions and the estimated offering expenses payable by the Company. The Company used approximately $58 million of the net proceeds to pay the cost of the capped call transactions described above.

Purchase Agreement

The Purchase Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated November 22, 2021, between the Company and U.S. Bank National Association, as trustee

4.2	Form of 0.50% Convertible Senior Note due 2028 (included in Exhibit 4.1)

10.1	Form of Confirmation for Capped Call Transactions

10.2	Purchase Agreement dated November 17, 2021, between the Company and the Initial Purchasers

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEM, INC.

Date: November 22, 2021	By:	/s/ Saul R. Laureles
	Name:	Saul R. Laureles
	Title:	Chief Legal Officer and Secretary